Exhibit 3.134

PAGE 1
State of Delaware
Office of the Secretary of State

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “SNAPPLE HOLDING CORP.”, FILED IN THIS OFFICE ON THE THIRTIETH DAY OF MARCH, A.D. 1992, AT 9 O’CLOCK A.M.

	/s/ Edward J. Freel
	Edward J. Freel, Secretary of State

2286552 8100	AUTHENTICATION:	8453037

971147632	DATE:	05-06-97

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 03/30/1992 712090020 – 2286552
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
SNAPPLE HOLDING CORP.
Pursuant to Section 242
of the Corporation Law of the
State of Delaware
     SNAPPLE HOLDING CORP. (hereinafter called the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:
     FIRST: That the Sole Director of the Corporation, acting by written consent in accordance with Section 141(f) of the General Corporation Law of the State of Delaware, adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and authorizing the submission of said amendment to the Stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
RESOLVED:	That this Board of Directors deems it advisable that Article FOURTH of the Certificate of Incorporation be amended by deleting said Article FOURTH in its entirety and replacing said Article with the following language; and that the President promptly submit to the stockholders of the Corporation for action by written consent, a resolution to approve such amendment.
The total number of shares of stock which this corporation is authorized to issue is:
1,300,000 shares of $.01 par value common stock.
     SECOND: That thereafter, the Sole Stockholder of the said Corporation, acting by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware, approved said amendment.
     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and attested by its Assistant Secretary this 30th day of March, 1992.

SNAPPLE HOLDING CORP.
By:	/s/ John W. Childs
John W. Childs, President

ATTEST:
/s/ Steven M. Peck
Steven M. Peck,
Assistant Secretary
4416s